EXECUTION VERSION THIRD AMENDMENT TO CREDIT AGREEMENT THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) dated as of March 14, 2018 among ROADRUNNER TRANSPORTATION SYSTEMS, INC., a Delaware corporation (the “Company”), each of the Subsidiaries of the Company identified as “Subsidiary Guarantors” on the signature pages to the Credit Agreement (the “Subsidiary Guarantors”), the Lenders (as defined below) party hereto and BMO HARRIS BANK N.A., as Administrative Agent (the “Administrative Agent”), each of which is a party to the Existing Credit Agreement (as defined below). WHEREAS, Company, the Subsidiary Guarantors, the financial institutions from time to time party thereto as lenders (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of July 21, 2017 (as amended, supplemented, or otherwise modified from time to time prior to this Third Amendment and as in effect immediately prior to the effectiveness of this Third Amendment, the “Existing Credit Agreement”, and as amended by this Third Amendment and as may be further amended, supplemented or otherwise modified and in effect from time to time, the “Amended Credit Agreement”). WHEREAS, the Company and the Subsidiary Guarantors request that the Lenders and the Administrative Agent amend the Existing Credit Agreement in certain respects, and the Lenders party hereto and the Administrative Agent are willing to so amend the Existing Credit Agreement. WHEREAS, these recitals shall be construed as part of this Third Amendment. NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows: Section 1. Definitions. Except as otherwise defined in this Third Amendment, terms defined in the Amended Credit Agreement are used herein as defined therein. Section 2. Amendments to the Existing Credit Agreement. From and after the Third Amendment Effective Date, the Existing Credit Agreement shall be amended as follows: 2.01. References Generally. References in the Existing Credit Agreement (including references to the Existing Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and each reference to the Existing Credit Agreement in the other Loan Documents (and indirect references such as “thereunder”, “thereby”, “therein” and “thereof”) shall be deemed to be references to the Existing Credit Agreement as amended hereby. 2.02. Amended Language. (a) Section 1.01 of the Existing Credit Agreement is amended by adding the following defined term in appropriate alphabetical order: “Third Amendment Effective Date” means March 14, 2018. (b) Section 1.01 of the Existing Credit Agreement is amended by amending and restating the following defined terms in appropriate alphabetical order as follows: “NOLV” means with respect to the Loan Parties’ Aircraft Parts or Equipment, the net orderly liquidation value of such Aircraft Parts or Equipment (a percentage of the AmericasActive:11861175.8

2 Cost of such Aircraft Parts or Equipment) that might be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses and net of reserves, as determined from time to time by reference to the most recent Acceptable Appraisal (which, for the avoidance of doubt with respect to Term Loan Equipment, shall be the Acceptable Appraisal completed prior to the Closing Date until such time as a new Acceptable Appraisal is completed); provided, however, that the NOLV shall be deemed to be 60.0% of the cost thereof (as reflected in the Loan Parties’ general ledger) with respect to (a) acquired Aircraft Parts until such time such Aircraft Parts are subject to an Acceptable Appraisal and (b) Disposed Aircraft Parts that is deducted from the Borrowing Base. “Term Loan Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrowers pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Term Loan Commitment for all Term Lenders shall not exceed the lesser of (i) 85% of the NOLV of Eligible Equipment constituting Term Loan Equipment; provided, that the maximum NOLV of Eligible Aircraft included in the calculation described in this clause (i) shall not exceed $10,000,000 in the aggregate, and (ii) $53,580,631.45. (c) Section 2.06 of the Existing Credit Agreement is amended by amending and restating clauses (b)(ii)(B) and (C) thereof to read as follows: (B) Term Loans. If any Term Loan Equipment at any time ceases to constitute Eligible Equipment, Borrowers shall, on the sooner of the Administrative Agent’s demand or the first Business Day after Borrowers have knowledge thereof, prepay Term Loans in an amount equal to (to the extent positive) (x) the amount of such Term Loan that is attributable to such Term Loan Equipment less (y) the amount of any amortization paid in respect of such Term Loan that is attributable to such Term Loan Equipment, in each case as reasonably determined by the Administrative Agent less (z) the amount of any prepayment made in connection with Section 2.06(b)(i)(A). (C) CapX Loans. If any CapEx Equipment at any time ceases to constitute Eligible Equipment, Borrowers shall, on the sooner of the Administrative Agent’s demand or the first Business Day after Borrowers have knowledge thereof, prepay CapEx Loans in an amount equal to (to the extent positive) (x) the amount of such CapEx Loan that is attributable to such CapEx Equipment less (y) the amount of any amortization paid in respect of such CapEx Loan that is attributable to such CapEx Equipment, in each case as reasonably determined by the Administrative Agent less (z) the amount of any prepayment made in connection with Section 2.06(b)(i)(B). (d) Section 4.03 of the Existing Credit Agreement is amended by adding a new clause (e) and (f) to the end thereof to read as follows: (e) Rolling Stock. For the avoidance of doubt, the Borrower Agent shall (i) periodically schedule all Rolling Stock not identified on Schedule 6.29(a) as of the Closing Date (with the first such updated schedule to be provided no later than 90 days after the Third Amendment Effective Date, or upon request of the Administrative Agent during the occurrence and continuance of an Event of Default) and (ii) deliver (or cause to be delivered) a valid

3 certificate of title issued in the name of a Loan Party which lists the Administrative Agent (or the Vehicle Title Service Provider) as the first and sole lienholder with respect to each such item of Rolling Stock (the requirements of this clause (ii) are hereafter referred to as the “Vehicle Perfection Steps”) (with the first such Vehicle Perfection Steps to be completed no later than 150 days after the Third Amendment Effective Date, or upon request of the Administrative Agent during the occurrence and continuance of an Event of Default), in each case pursuant to the Loan Documents, including Section 7.02(c) of the Credit Agreement and Sections 2.1.1 and 3.1 of the Vehicle Title Custodial Agreement; provided that the Vehicle Perfection Steps shall not be required for any Rolling Stock financed pursuant to Section 8.01(f). (f) Aircraft. For the avoidance of doubt, the Borrower Agent shall (i) periodically schedule all Aircraft not identified on Schedule 6.30(a) as of the Closing Date pursuant to Section 7.02(c) of the Credit Agreement (with the first such updated schedule to be provided no later than 90 days after the Third Amendment Effective Date, or upon request of the Administrative Agent during the occurrence and continuance of an Event of Default) and (ii) upon request of the Administrative Agent, execute and deliver an Aircraft Mortgage granting a first priority lien in favor of the Administrative Agent, together with each Aircraft Related Document, with respect to such Aircraft (the requirements of this clause (ii) are hereafter referred to as the “Aircraft Perfection Steps”) (with the first such Aircraft Perfection Steps to be completed no later than 150 days after the Third Amendment Effective Date, or upon request of the Administrative Agent during the occurrence and continuance of an Event of Default); provided that the Aircraft Perfection Steps shall not be required for any Aircraft financed pursuant to Section 8.01(f). (e) Section 7.01 of the Existing Credit Agreement is amended by amending and restating clauses (a) and (b) thereof to read as follows: (a) as soon as available and concurrently with the filing thereof with the SEC, but in any event within 90 days after the end of each fiscal year of the Company (or in the case of the fiscal year ending December 31, 2017, no later than June 30, 2018) or, if earlier, the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC) (or in the case of the fiscal year ending December 31, 2017, no later than June 30, 2018), a Consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of income or operations, stockholders’ investment and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, (i) such Consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent (the “Auditor”), which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall be unqualified (including any qualification or exception as to the scope of such audit, but other than any “going concern” or like qualification or exception resulting solely from an upcoming maturity date for the Loans occurring within one year from the time such opinion is delivered), and (ii) such statements to be certified by the chief financial officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Company and its Subsidiaries;

4 (b) (i) as soon as available and concurrently with the filing thereof with the SEC, but in any event within 45 days after the end of each fiscal quarter of the Company (or in the case of the first three fiscal quarters of 2017, no later than April 30, 2018) or, if earlier, the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC) (or in the case of the first three fiscal quarters of 2017, no later than April 30, 2018), unaudited Consolidated balance sheets of the Company as of the end of such quarter and the related statements of income and cash flow for such quarter and for the portion of the fiscal year then elapsed, on a Consolidated basis for the Company and Subsidiaries (which in the case of the first three fiscal quarters of 2017, shall be restated), setting forth in comparative form corresponding figures for the preceding fiscal year and certified by the chief financial officer of Borrower Agent as prepared in all material respects in accordance with GAAP and fairly presenting in all material respects the financial condition, results of operations and cash flows for such quarter and period, subject to normal year end adjustments and the absence of footnotes; and (ii) monthly, as soon as available, but in any event within 30 days after the end of each calendar month, unaudited Consolidated balance sheets of the Company as of the end of such month and the related statements of income and cash flow for such month and for the portion of the fiscal year then elapsed, on a Consolidated basis for the Company and Subsidiaries, setting forth in comparative form corresponding figures for the preceding fiscal year and certified by the chief financial officer of Borrower Agent as prepared in all material respects in accordance with GAAP and fairly presenting in all material respects the financial condition, results of operations and cash flows for such month and period, subject to normal year end adjustments and the absence of footnotes; (f) Section 7.02 of the Existing Credit Agreement is amended by amending and restating clause (f) thereof to read as follows: (f) (i) on or prior to the last Business Day of each week (commencing with the week ending April 27, 2018), a rolling 13-week consolidated cash flow forecast of the Company and its Subsidiaries depicting on a weekly basis, projected cash receipts and disbursements and cash balances of the Company and its Subsidiaries, in form reasonably satisfactory to the Administrative Agent, and (ii) promptly, any material variance in actual cash receipts or disbursements or cash balances from any forecast provided under clause (f)(i) above together with an explanation thereof; and (g) Section 7.10 of the Existing Credit Agreement is amended by amending and restating clause (b) thereof to read as follows: (b) Reimburse the Administrative Agent for all reasonable and documented out-of-pocket charges, costs and expenses of the Administrative Agent in connection with (i) up to one appraisal of parts inventory and Field Exam during any twelve (12) month period during which no Reporting Trigger Period has arisen, (ii) up to one additional Field Exam in any twelve (12) month period during which Adjusted Excess Availability is less than the greater of (i) $24,000,000 and (ii) 15.0% of the Maximum Borrowing Amount for five (5) consecutive Business Days, and (iii) up to one additional appraisal of parts inventory in any twelve (12) month period during which a Reporting Trigger Period has arisen; provided, however, that if a Field Exam or appraisal is initiated during a Default or Event of Default, (x) all reasonable and documented out-of-pocket charges, costs and expenses therefor shall be reimbursed by the Loan Parties without regard to

5 such limits and (y) there shall be no limitation on the number or frequency of such Field Exams or appraisals of parts inventory. In addition, (i) during the continuance of an Event of Default, in the Administrative Agent’s discretion, the Administrative Agent may request appraisals of Aircraft and Rolling Stock without limitation on the number or frequency of such appraisals, all of which shall be at the Company’s expense and (ii) the Administrative Agent shall conduct one (1) appraisal of Term Loan Equipment after the Third Amendment Effective Date (which the Administrative Agent intends to conduct within 60 days of the Third Amendment Effective Date), which appraisal shall be (x) conducted at Company’s expense, (y) substantially in the same form as that conducted prior to the Third Amendment Effective Date, and (z) provided by such appraiser which conducted the appraisal prior to the Third Amendment Effective Date. (h) Section 8.01 of the Existing Credit Agreement is amended by amending and restating clauses (d) and (f) thereof to read as follows: (d) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of directly mitigating risks reasonably anticipated by such Person associated with liabilities, commitments, investments, assets, cash flows of or property held by, or changes in the value of securities issued by, such Person, and not for purposes of speculation or taking a “market view” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; provided further, however, that the Swap Termination Value of all such Swap Contracts, together with the aggregate amount of all Indebtedness permitted under Section 8.01(f) below at any one time outstanding, shall not exceed $60,000,000; (f) Without duplication of Indebtedness permitted under Section 8.01(x) below, Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for Real Property and fixed or capital assets within the limitations set forth in Section 8.02(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding, together with the Swap Termination Value of all Swap Contracts permitted under Section 8.01(d) above, shall not exceed $60,000,000; (i) Section 9.01 of the Existing Credit Agreement is amended by amending and restating clause (b) thereof to read as follows: (b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained (i) in any of Sections 4.04, 6.30(g), 7.03(a), 7.03(b), 7.05(a), 7.07, 7.10, 7.11, or 7.21 or Article VIII, or (ii) in any of Sections 7.01(a), 7.01(b), 7.02(a), 7.02(b), 7.02(c) or 7.02(f), and such failure under this clause (ii) continues for three (3) or more Business Days; or 2.03. Availability Reserve. The Loan Parties are hereby notified that the Administrative Agent shall implement an Availability Reserve as described on Schedule 2.03 attached hereto. Section 3. Representations and Warranties of the Loan Parties. The Loan Parties represent and warrant to the Administrative Agent and the Lenders that as of the Third Amendment Effective Date:

6 3.01. each of the representations and warranties set forth in the Amended Credit Agreement and in the other Loan Documents are true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of such earlier date, and except that for purposes of this Section 3.01, (i) the representations and warranties contained in Section 6.05(a) and (c) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (a) of Section 7.01 of the Amended Credit Agreement and (ii) the representations and warranties contained in Section 6.05(b) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (b) of Section 7.01 of the Amended Credit Agreement; and 3.02. both immediately before and after giving effect to this Third Amendment and the transactions contemplated hereby, no Default shall have occurred and be continuing, or would result therefrom. Section 4. Conditions Precedent. The amendments to the Existing Credit Agreement set forth in Section 2 above shall become effective as of the date (the “Third Amendment Effective Date”), upon which each of the following conditions precedent shall be satisfied or waived: 4.01. Execution. The Administrative Agent shall have received counterparts of this Third Amendment and the fee letter dated the date hereof, executed by the Loan Parties, the Administrative Agent and the Lenders. 4.02. Preferred Stock Consent. The Administrative Agent shall have received confirmation that the holders of the “Preferred Stock” under the Existing Investment Agreement and the Second Amendment Investment Agreement have consented to the Third Amendment in form and substance satisfactory to the Administrative Agent. 4.03. Fees. The Company shall have paid to the Administrative Agent and the Lenders the fees described in that certain fee letter agreement dated the date hereof. 4.04. Costs and Expenses. The Company shall have paid all reasonable and documented out- of-pocket costs and expenses of the Administrative Agent in connection with this Third Amendment payable pursuant to Section 11.04 of the Amended Credit Agreement. Section 5. Reference to and Effect Upon the Existing Credit Agreement. 5.01. Except as specifically amended or waived above, the Existing Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. 5.02. The execution, delivery and effectiveness of this Third Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Existing Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Existing Credit Agreement or any Loan Document, except as specifically set forth herein. Section 6. Ratification of Liability. As of the Third Amendment Effective Date, the Company and the other Loan Parties, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as

7 accommodation parties or guarantors, as the case may be, under the Loan Documents to which they are a party, hereby ratify and reaffirm all of their payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Loan Documents to which they are a party, and ratify and reaffirm their grants of liens on or security interests in their properties pursuant to such Loan Documents to which they are a party, respectively, as security for the Obligations, and as of the Third Amendment Effective Date, each such Person hereby confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Third Amendment, the Credit Agreement or any other Loan Document. As of the Third Amendment Effective Date, the Company and the other Loan Parties further agree and reaffirm that the Loan Documents to which they are parties now apply to all Obligations as defined in the Credit Agreement (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Third Amendment, the Credit Agreement or any other Loan Document). As of the Third Amendment Effective Date, the Company and the other Loan Parties (a) further acknowledge receipt of a copy of this Third Amendment, (b) consent to the terms and conditions of same, and (c) agree and acknowledge that each of the Loan Documents to which they are a party remain in full force and effect and is hereby ratified and confirmed. Section 7. Miscellaneous. Except as herein provided, the Existing Credit Agreement shall remain unchanged and in full force and effect. This Third Amendment is a Loan Document for all purposes of the Amended Credit Agreement. This Third Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page. Section headings used in this Third Amendment are for reference only and shall not affect the construction of this Third Amendment. Section 8. GOVERNING LAW. THIS THIRD AMENDMENT, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS. Section 9. Release and Waiver. The Loan Parties each do hereby release the Administrative Agent and each of the Lenders and each of their officers, directors, employees, agents, attorneys, personal representatives, successors, predecessors and assigns from all manner of actions, cause and causes of action, suits, deaths, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands, whatsoever, in law or in equity, and particularly, without limiting the generality of the foregoing, in connection with the Credit Agreement and the other Loan Documents and any agreements, documents and instruments relating to the Credit Agreement and the other Loan Documents and the administration of the Credit Agreement and the other Loan Documents, all indebtedness, obligations and liabilities of the Loan Parties to the Administrative Agent or any Lender and any agreements, documents and instruments relating to the Credit Agreement and the other Loan Documents (collectively, the “Claims”), which the Loan Parties now have against the Administrative Agent or any Lender or ever had, or which might be asserted by their heirs, executors, administrators, representatives, agents, successors, or assigns based on any Claims which exist on or at any time prior to the date of this Third Amendment. The Loan Parties expressly acknowledge and agree that they have been advised by counsel in connection with this Third Amendment and that they each understand that this Section 9 constitutes a general release of the Administrative Agent and the Lenders and that they each intend to be fully and legally bound by the same. The Loan Parties further expressly acknowledge and agree that this general release shall have full force and effect notwithstanding the occurrence of a breach of the terms of this Third Amendment or an Event of Default or Default under the Credit Agreement.

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